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                                                                     No. S0020DD


                        NATIONAL BANK FOR COOPERATIVES
                                   AMENDMENT

     THIS AMENDMENT is entered into as of the 13th day of December, 1993, between the NATIONAL BANK FOR COOPERATIVES ("CoBank") and GOLD KIST, INC., (the "Borrower").

     WHEREAS, on February 22, 1991, CoBank and the Borrower entered into a Line of Credit Agreement No. S0020-D (such agreement, as may have been previously amended, shall hereinafter be referred to as the "Agreement");

     WHEREAS, the parties now desire to amend the Agreement;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Section 1 of the Agreement is hereby amended to change the Termination Date from December 31, 1993 to December 31, 1994.

     2. To the extent not inconsistent herewith, all other terms and conditions of the Agreement shall remain in full force and effect.

NATIONAL BANK FOR COOPERATIVES              GOLD KIST, INC.

By: /S/ PORTER C. LITTLE                    By: /S/ PETER J. GIBBONS
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Title: Vice President                       Title: V.P. Finance
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